Exhibit 4.49

Agreement on Terminating the Original Transaction Documents with ChinaCache Xin Run

This Agreement on Terminating the Original Transaction Documents with ChinaCache Xin Run ("this Agreement") is entered on March 23, 2018 in Beijing by and between:

ChinaCache Xin Run Technology (Beijing) Co., Limited ("ChinaCache Xin Run")

Address: Building 1 and Building 2, Zhuyuan 4th Street, Shunyi District, Beijing (3F, Building 1, Tianzhu Comprehensive Bonded Zone)

Shanghai Qiao Yong Equity Investment Fund Co., Ltd. ("Shanghai Qiao Yong")

Address: Room 526, 5F, Building 2, 18 Taigu Road 18, China (Shanghai) Free Trade Pilot Zone

Wang Song

ID Card No.: 110102196402071516

Domicile: No. 4, Unit 8, 2 Xilangxia Lane, Xicheng District, Beijing

Kou Xiaohong

ID Card No.: 110106196111241242

Domicile: No. 301, Unit 2, Building 3, Court 9, LiuliqiaoBeili, Fengtai District, Beijing

ChinaCache Networks (Hong Kong) Limited ("ChinaCache Hong Kong")

Domicile: 3905 Two Exchange Square,8 Connaught Place, Central, Hong Kong

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Tianjin Shuishan Technology Co., Limited ("Shuishan Technology")

Address: Room 1014, Comprehensive Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin

Tianjin Dingshengzhida Technology Co., Limited ("Dingshengzhida")

Address: Room 1183, Comprehensive Office Building, Beijing-Tianjin Electronic Commerce Industrial Park, Wuqing District, Tianjin

ChinaCache International Holdings Ltd.("ChinaCache")

Domicile: Cricket Square, Hutchins Drive, P.0. Box 2681, Grand Cayman KYI-1111, Cayman Islands

Beijing Blue I.T. Technologies Co., Ltd. ("Beijing Blue I.T.")

Address: Room 1527, 1/F, Inner 2, Lane 831, Changping Road, Anning North Road, Haidian District, Beijing (Dongsheng Region)

(ChinaCache Xin Run, Shanghai Qiao Yong, Wang Song, Kou Xiaohong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, ChinaCache, and Beijing Blue I.T. are hereinafter collectively referred to as the "Parties," and individually as a "Party."

Whereas:

(1)	The Parties entered into the following agreements on March 5, 2017:

(a)	The Equity Transfer Agreement on ChinaCache Xin Run Technology (Beijing) Co., Limited ("Equity Transfer Agreement") among Shanghai Qiao Yong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, and ChinaCache Xin Run;

(b)	The Joint Venture Contract on ChinaCache Xin Run Technology (Beijing) Co., Limited ("Joint Venture Contract") among Shanghai Qiao Yong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, and ChinaCache Xin Run;

(c)	The Articles of Association of ChinaCache Xin Run Technology (Beijing) Co., Limited ("Articles of Association") among Shanghai Qiao Yong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, and ChinaCache Xin Run;

(d)	The Loan Agreement ("Loan Agreement") between Shuishan Technology and Dingsheng;

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(e)	The Equity Pledge Agreement on Tianjin Shuishan Technology Co., Limited ("Equity Pledge Agreement" among Shanghai Qiao Yong, Wang Song, Kou Xiaohong, and Shuishan Technology;

(f)	The Convertible Equity Agreement on Tianjin Shuishan Technology Co., Limited ("Convertible Equity Agreement") among Shanghai Qiao Yong, Wang Song, Kou Xiaohong, and Shuishan Technology;

(g)	The Joint and Several Guarantee Agreement on Tianjin Shuishan Technology Co., Limited ("Joint and Several Guarantee Agreement") between Shanghai Qiao Yong and Wang Song;

(h)	The Agreement on the Payment Arrangement of the Equity Transfer Price ("Payment Arrangement Agreement") among Shanghai Qiao Yong, SHuishan Technology, Dingshengzhida, ChinaCache Hong Kong, and Beijing Blue I.T.;

(i)	The Supplementary Agreement to the Agreement on the Payment Arrangement of the Equity Transfer Price ("Supplementary Agreement to the Payment Arrangement Agreement") among Shanghai Qiao Yong, SHuishan Technology, Dingshengzhida, ChinaCache Hong Kong, and Beijing Blue I.T.;

(j)	The Commitment Letter issued by ChinaCache for joint and several guarantee for ChinaCache Hong Kong.

(The agreements listed in (a) to (j) above are collectively referred to as the "Original Transaction Documents".)

(2)	The Parties to such agreements actually did not perform the transaction documents.

(3)	Shanghai Qiao Yong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, ChinaCache Xin Run, Wang Song, Kou Xiaohong, ChinaCache, and Beijing Blue I.T. intend to terminate the Original Transaction Documents.

In view of the above, the Parties reach the following agreement via friendly negotiation:

1.	ChinaCache Xin Run, Shanghai Qiao Yong, ChinaCache Hong Kong, Shuishan Technology, Dingshengzhida, Wang Song, Kou Xiaohong, ChinaCache, and Beijing Blue I.T. all consent to officially terminate all the Original Transaction Documents from the execution date of this Agreement. At the same as this Agreement is executed, the Parties hereto shall cooperate with each other for ChinaCache to fulfill the obligations to be performed as a listed company in the United States for terminating the Original Transaction Documents, including but not limited to the disclosure obligations to be fulfilled in accordance with the security laws and regulations of the United States, and making necessary explanation orally or in writing to the Board of Directors and subordinate committees and/or engaged auditor, attorney, or other third-party institutions of ChinaCache.

2.	From the execution date of this Agreement, there is no creditor's rights or debts in connection with the Original Transaction Documents among the Parties; the Parties shall not raise any further claim requests or other rights on the basis of the Original Transaction Documents, and hereby explicitly waive any other rights that they may have with respect to the Original Transaction Documents.

3.	This Agreement shall be governed by the laws of the People's Republic of China, which, for the purpose of this Agreement only, exceeds the laws of Hong Kong, Macao, and Taiwan. All disputes arising from or in connection with this Agreement shall be settled through friendly consultation. If negotiation fails, they shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration. The arbitration site shall be in Beijing and the arbitral award shall be final and binding upon all the Parties.

4.	This Agreement shall become effective as of the date of execution by the Parties and being affixed with stamps.

5.	This Agreement is executed in 10 originals, with ChinaCache Xin Run holding two originals, and the other Parties each holding one original, which shall have the same legal force.

(No text below)

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Signature Page of the Agreement on Terminating the Original Transaction Documents with ChinaCache Xin Run

The Parties or their authorized representatives hereby execute this Agreement on the date first stated above, and will be bound by the provisions hereof

Shanghai Qiao Yong Equity Investment Fund Co., Ltd.

By:

Name:

Stamp:

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(Signature Page of the Agreement on Terminating the Original Transaction Documents with ChinaCache Xin Run

The Parties or their authorized representatives hereby execute this Agreement on the date first stated above, and will be bound by the provisions hereof

Wang Song

By:

Kou Xiaohong

By:

ChinaCache Xin Run Technology (Beijing) Co., Limited

By:

Name:

Stamp:

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ChinaCache Networks (Hong Kong) Limited

By:

Name:

Stamp:

Tianjin Shuishan Technology Co., Limited

By:

Name:

Stamp:

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Tianjing Dingshenzhida Technology Co., Limited

By:

Name:

Stamp:

Beijing Blue I.T. Technologies Co., Ltd.

By:

Name:

Stamp:

By:

Name:

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